As filed with the Securities and Exchange Commission on July 11, 2003
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

INTEVAC, INC.

(Exact name of Registrant as specified in its charter)

California	94-3125814

(State of incorporation)	(I.R.S. Employer Identification Number)

3560 Bassett Street
Santa Clara, California 95054
(Address, including zip code of Registrant’s principal executive offices)
2003 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the Plan)

Kevin Fairbairn
President and Chief Executive Officer
Intevac, Inc.
3560 Bassett Street
Santa Clara, CA 95054
(408) 986-9888

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Herbert P. Fockler, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050
(650) 493-9300

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
	Amount to be	Offering Price	Aggregate	Registration
Title of Securities to be Registered	Registered (1)	Per Share (2)	Offering Price	Fee

Common Stock, no par value, reserved for issuance under the Intevac, Inc. 2003 Employee Stock Purchase Plan (the “Plan”)	250,000	$6.235	$1,558,750	$127
TOTAL	250,000		$1,558,750	$127

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the “1933 Act”), solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low sale prices of the Common Stock as reported on The Nasdaq National Market on July 8, 2003, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

INTEVAC, INC.

REGISTRATION STATEMENT ON FORM S-8

PART I

INFORMATION REQUIRED IN THIS PROSPECTUS

Omitted pursuant to the instructions and provisions of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference.

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the “Commission”) by Intevac, Inc. (the “Registrant”):

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the Commission on March 13, 2003 pursuant to Section 13(a) the Securities Exchange Act of 1934, as amended (the “1934 Act”);

•	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 29, 2003 filed with the Commission on May 6, 2003 pursuant to Section 13(a) of the 1934 Act;

•	The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 25, 2003 pursuant to Section 14(a) of the 1934 Act;

•	The Registrant’s Current Reports on Form 8-K filed with the Commission on March 6, 2003, April 22, 2003, May 6, 2003, May 13, 2003 and May 19, 2003 pursuant to Section 13 or 15(d) of the 1934 Act; and

•	The description of Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A dated October 5, 1995, filed with the Commission pursuant to Section 12(g) of the 1934 Act, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this

Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.      Description of Securities.

     Not applicable.

Item 5.       Interests of Named Experts and Counsel.

     Not applicable.

Item 6.       Indemnification of Directors and Officers.

     Section 317 of the California Corporations Code authorizes a corporation’s Board of Directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. Article V of the Registrant’s Amended and Restated Articles of Incorporation and Article VI of the Registrant’s Bylaws provide for indemnification of the Registrant’s directors, officers and other agents to the maximum extent permitted by the California Corporations Code. With regard to the foregoing, the Registrant has entered into Indemnification Agreements with its directors and officers.

Item 7.      Exemption from Registration Claimed.

     Not applicable.

Item 8.      Exhibits.

Exhibit
Number	Description

4.1	2003 Employee Stock Purchase Plan.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C., with respect to the securities being registered.

23.1	Consent of Independent Certified Public Accountants.

23.2	Consent of Counsel (contained in Exhibit 5.1).

24.1	Power of Attorney (see page II-3).

Item 9.       Undertakings.

A.	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

	(i)	To include any prospectus required by Section 10(a)(3) of the 1933 Act,

	(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement;

(2)	That for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant’s 2003 Employee Stock Purchase Plan.

B.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 11th day of July 2003.

INTEVAC, INC.

By:	/s/ Charles B. Eddy, III
Charles B. Eddy, III Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Secretary

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin Fairbairn and Charles B. Eddy, III, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of July 11, 2003:

Signature	Title

/s/ Kevin Fairbairn Kevin Fairbairn	President and Chief Executive Officer (Principal Executive Officer)

/s/ Norman H. Pond Norman H. Pond	Chairman of the Board

/s/ Charles B. Eddy, III Charles B. Eddy, III	Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)

/s/ David S. Dury David S. Dury	Director

/s/ Robert D. Hempstead Robert D. Hempstead	Director

/s/ David N. Lambeth David N. Lambeth	Director

/s/ Robert Lemos Robert Lemos	Director

/s/ H. Joseph Smead H. Joseph Smead	Director

INDEX TO EXHIBITS

Exhibit
Number	Description

4.1	2003 Employee Stock Purchase Plan.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C., with respect to the securities being registered.

23.1	Consent of Independent Certified Public Accountants.